UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Parnassus Tower Locatellikade 1 1076 AZ Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Item 8.01 - Other Events.

Application for a 45-days extension of the filing deadline of the 10-K.

Natur International Corp. (“natur” or the company) seeks an extension of 45 days to file its annual report on Form 10-K, for the fiscal year ended December 31, 2019, based on the SEC Order under Section 36 of the Exchange Act, set forth in Release No. 34-88318, issued March 4, 2020, which authorizes the Commission to exempt, either conditionally or unconditionally, any person, security or transaction, or any class or classes of persons, securities, or transactions, from any provision or provisions of the Exchange Act or any rule or regulation thereunder, to the extent that such exemption is necessary or appropriate in the public interest, and is consistent with the protection of investors.

On November 11, 2019, the company announced a merger with Share International, which has its operations in the Peoples’ Republic of China. The closing of this transaction, originally planned for midst of February 2020, is delayed due to the circumstances in China caused by the COVID-19 virus. Share International is currently not able to deliver the closing documents and financial records of its China activities due to illness of some key employees. As this transaction was announced to the public by form of press release on November 11, 2019, the company is obliged to inform the public in its 10-K, as a subsequent event, about the materiality of the transaction and to publish the (unaudited) results of the 4th quarter 2019 of Share International, which are part of the required closing documents. With its head office in the Netherlands and having a Chinese Financial Director, the company itself is also hit by absences of staff due to the effects of the COVID-19 virus, causing a material slow-down of the activities needed to finalize the audited financial statements of the year 2019.

The company expects to file its annual report within the time frame of the extension, on or before May 14, 2020.

Attached is a signed statement from Mr. Zeng Li, the CEO of Share International and the Chinese activities, who is located in Chongqing, PRC, which confirms that due to the illness of several staff members of the local enterprise and the fact that the office was closed in the early part of 2020 and continues to be understaffed, it has not been able to provide the financial information to the company for its completion of its financial reporting.

Risk Factor

It is to be expected that the operations of Share International will be negatively impacted due to understaffing, and a significant decrease of consumer demands in Chongqing. We expect that as the Covid-19 Virus expands as a pandemic and state actions are taken that are disrupting commerce at all levels of industry, there will be various adverse effects experienced by companies such as ours that deal in consumer products and services Although the company and Share International are taking measures to mitigate the effect as much as possible there is no assurance that the steps will be sufficient. In most respects it is too early in the pandemic to be able to quantify all the ramifications.

Although the company is confident that filing will take place within the timeline of the extension, this is not a certainty as local in the locations from where require information for our reporting circumstances may change for the worse.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter from Mr. Zeng Li of Share International relating to delays in reporting caused by Covid 19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: March 13, 2020	By:	/s/ Ruud Huisman
	Name:	Ruud Huisman
	Title:	Chief Financial Officer

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